UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): MAY 20, 2009

000-15701

(Commission file number)

NATURAL ALTERNATIVES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1007839
(State of incorporation)	(IRS Employer Identification No.)

1185 Linda Vista Drive San Marcos, California 92078	(760) 744-7340
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective as of May 20, 2009, Natural Alternatives International, Inc. (NAI), on behalf of Real Health Laboratories, Inc. (RHL), a California corporation and wholly owned subsidiary of NAI, entered into an agreement with PharmaCare Laboratories (Buyer) for the sale of certain of legacy RHL’s remaining net assets, with the exception of the Pathway to Healing® product line, for a cash purchase price of $500,000. The purchase price is subject to certain adjustments based on exchange rate fluctuations and inventory values on the closing date. Under the terms of the agreement, RHL may receive up to an additional $500,000 from Buyer as a conditional earn-out if the RHL business acquired by Buyer meets or exceeds certain budgeted profitability criteria during fiscal 2010. The sale is expected to close by June 30, 2009, but in no event later than July 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Alternatives International, Inc.

Date: May 26, 2009	By:	/s/ Mark LeDoux
Mark LeDoux
Chief Executive Officer